KeyCorp Second Quarter 2018 Earnings Review July 19, 2018 Beth E. Mooney Don Kimble Chairman and Chief Financial Officer Chief Executive Officer

FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections. In addition to factors previously disclosed in KeyCorp’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of KeyCorp’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “pre-provision net revenue,” “cash efficiency ratio,” and certain financial measures excluding notable items, including merger-related charges. Notable items include certain revenue or expense items that may occur in a reporting period in which management does not consider indicative of ongoing financial performance. Management believes it is useful to consider financial metrics with and without notable items in order to enable a better understanding of company results, increase comparability of period-to-period results, and to evaluate and forecast those results. Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation or Figure 2 of our Form 10-K dated March 31, 2018. GAAP: Generally Accepted Accounting Principles 2

2Q18 Investor Highlights

$0.44	58.8%	16.7%
earnings per common share	cash efficiency ratio[a]	return on avg. tangible common equity[a]

Driving Returns

- EPS up 22% from PY and up 16% from PQ
- Positive operating leverage from both PY and PQ
- Net interest income stable with PY and up 4% from PQ
  - Excluding PAA, up 8% from PY and up 4% from PQ
  - Average loan growth of 2% (from PY and PQ), driven by commercial relationships
- Noninterest income up 1% from PY and up 10% from PQ
  - Excluding notable items, up 5%[a] from PY and up 4%[a] from PQ
  - Strength in fee businesses: investment banking & debt placement and cards & payments
- Expenses stable with PY and down 1% from PQ
  - Excluding notable items, up 3%[a] from PY (reflecting acquisitions and investments) and down 4%[a] from PQ (realized cost savings and seasonal trends)

Strong Risk Management

- Maintained credit discipline, strong asset quality
  - Net charge-offs to average loans of .27%; portfolios continue to perform well
  - Nonperforming loans to period-end loans of .62%

Disciplined Capital Management

- Increased common share dividend by 14% in 2Q18
- Repurchased $126 MM[b] in common shares
- No objection from Federal Reserve on 2018 capital plan, which includes:
  - 42% increase in the common share dividend, to $0.17 per quarter in 3Q18
  - Common share repurchase program of up to $1.225 B

(a) Non-GAAP measure; See Appendix for reconciliation
(b) Common share repurchase amount includes repurchases to offset issuances of common shares under our employee compensation plans

3

Financial Review 4

Financial Highlights

Continuing operations, unless otherwise noted

		2Q18		1Q18		2Q17		LQ Δ		Y/Y Δ	
Profitability	EPS – assuming dilution	.44		.38		.36		16	%	22	%
	Cash efficiency ratio[a]	58.8	%	62.9	%	59.3	%	(414)	bps	(56)	bps
	Return on average tangible common equity[a]	16.7		14.9		13.8		184		293	
Capital[b]	Common Equity Tier 1[c]	10.12	%	9.99	%	9.91	%	13	bps	21	bps
	Tier 1 risk-based capital[c]	10.94		10.82		10.73		12		21	
	Tangible common equity to tangible assets[a]	8.32		8.22		8.56		10		(24)	
Asset Quality	NCOs to average loans	.27	%	.25	%	.31	%	2	bps	(4)	bps
	NPLs to EOP portfolio loans[d]	.62		.61		.59		1		3	
	Allowance for loan and lease losses to EOP loans	1.01		1.00		1.01		1		-	

2Q18 Notable Items

$ in MM (except per share amounts)		Pre-tax Impact
Sale of insurance business	$	73
Efficiency-related expenses		(22)
Lease residual loss		(42)
Total impact (pre-tax)	$	9
Total impact (after-tax)	$	2

2Q17 Notable Items

$ in MM (except per share amounts)		Pre-tax Impact
Merchant services gain	$	64
Purchase accounting finalization		43
Merger-related charges		(44)
Charitable contribution		(20)
Total impact (pre-tax)	$	43
Total impact (after-tax)	$	27

EOP = End of Period

(a) Non-GAAP measure: see Appendix for reconciliation

(b) From consolidated operations

(c) 6/30/18 ratios are estimated

(d) Nonperforming loan balances exclude $629 million, $690 million, and $835 million of purchased credit impaired loans at June 30, 2018, March 31, 2018, and June 30, 2017, respectively

5

Loans Total Average Loans Highlights $ in billions $89 $90 $87 vs. Prior Year ° Average loans up 2% from 2Q17 $60 – C&I balances up 11% – Broad-based growth with middle-market clients $30 – CRE and home equity continue to be impacted by market trends $0 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 vs. Prior Quarter Commercial Consumer ° Average loans up 2% from 1Q18 C&I Loans – C&I balances up 5% – Growth across client segments, including both Community Bank and Corporate Bank vs. Prior Year vs. Prior Quarter 15% 7% 6% 3% Community Corporate Community Corporate Bank Bank Bank Bank 6

Deposits Average Deposits Highlights $ in billions $104 ° Deposit cost up 7 bps from 1Q18, reflecting: $105 $103 .70% – Higher interest rates and beta .60% $85 – Continued migration of portfolio into higher- .50% yielding products .40% $65 .43% ° Strong and stable deposit base .30% – 29% noninterest-bearing .20% $45 .26% – >85% from markets where Key maintains top-5 .10% deposit or branch share $25 .00% 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 Total average deposits Cost of total deposits vs. Prior Year ° Average deposit up 1% from 2Q17 2Q18 Average Deposit Mix ° Strength in retail banking franchise and growth $ in billions from commercial relationships $12.5 ° Continued mix shift to higher-yielding deposit $6.3 $30.5 products 39% 61% vs. Prior Quarter $54.7 ° Average deposit balances up 1% from 1Q18 ° Growth from retail and commercial relationships Noninterest-bearing Consumer (a) NOW and MMDA ° Continued mix shift to higher-yielding deposit Commercial and corporate Savings products CDs and other time deposits 7 (a) Consumer includes retail banking, small business, and private banking

Net Interest Income and Margin

Net Interest Income & Net Interest Margin Trend (TE)

$ in millions; continuing operations



$1,000
$800
$600
$400
$200
$0
$987
$100
$28
$987
4.0%
3.5%
3.0%
2.5%
3.30%
3.19%
3.10%
2.97%
3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18
Net interest income (TE), excl. PAA
Purchase accounting accretion (PAA)
Reported NIM (TE)
NIM (TE); excl. PAA

	2Q17	3Q17	4Q17	1Q18	2Q18
NIM – reported	3.30%	3.15%	3.09%	3.15%	3.19%
PAA	.19	.16	.12	.11	.09
PAA refinement/ finalization	.14	-	-	-	-
NIM – excl. PAA	2.97%	2.99%	2.97%	3.04%	3.10%

NII – reported ($MM)	$ 987	$ 962	$ 952	$ 952	$ 987
PAA	58	48	38	33	28[a]
PAA refinement/ finalization	42	-	-	-	-
NII – excl. PAA	$887	$914	$914	$919	$959

Highlights

- Excluding PAA, 2Q18 net interest income was $959 MM and net interest margin was 3.10%

vs. Prior Year

- Net interest income up $72 MM, or 8%, from 2Q17, excl. PAA
  - Largely driven by higher interest rates and earning asset growth

vs. Prior Quarter

- Net interest income up $40 million, or 4%, from 1Q18, excl. PAA
  - Reflects benefit from higher interest rates, strong commercial loan growth, and day count

NIM Change vs. Prior Quarter	1Q18:	3.15%
Higher interest rates		.06
PAA (2Q vs. 1Q)		(.02)
Total change		.04
	2Q18:	3.19%

TE = Taxable equivalent PAA = Purchase accounting accretion

(a) 2Q18 purchase accounting accretion of $28 MM is made up of $20 MM related to contractual maturities and $8 MM related to prepayments

8

Noninterest Income

Noninterest Income

$ in millions up / (down)	2Q18	vs. 2Q17	vs. 1Q18
Trust and investment services income	$ 128	$ (6)	$ (5)
Investment banking and debt placement fees	155	20	12
Service charges on deposit accounts	91	1	2
Operating lease income and other leasing gains	(6)	(36)	(38)
Corporate services income	61	6	(1)
Cards and payments income	71	1	9
Corporate-owned life insurance	32	(1)	-
Consumer mortgage income	7	1	-
Mortgage servicing fees	22	7	2
Other income	99	14	78
Total noninterest income	$ 660	$ 7	$ 59
Notable items	36	(25)	36
Total noninterest income, excluding notable items[a]	$ 624	$ 32	$ 23

Notable items ($ MM)	2Q18	2Q17	1Q18
Lease residual loss (op. lease income)	(42)	-	-
Insurance sale gain (other income)	78	-	-
Merchant services gain (other income)	-	64	-
Purchase accounting finalization (other income)	-	(3)	-
	$36	$61	-

Highlights

vs. Prior Year

- Noninterest income up $7 MM (+1%) from 2Q17
  - Excluding notable items up $32 MM, or 5%[a]
- Continued momentum in fee-based businesses resulting from ongoing investments
  - Investment banking and debt placement fees (+$20 MM), mortgage servicing fees (+$7 MM), corporate services (+$6 MM)
- Operating lease income impacted by a $42 MM lease residual loss in 2Q18
- Both periods impacted by gains: 2Q18 sale of insurance business ($78 MM); 2Q17 merchant services gain ($64 MM)

vs. Prior Quarter

- Noninterest income up $59 MM (+10%) from 1Q18
  - Excluding notable items up $23 MM, or 4%[a]
- Strength in fee based-businesses
  - Investment banking and debt placement: +$12 MM, or 8%
  - Cards and payments income: +$9 MM, or 15%
- 2Q18 includes impact from sale of insurance business
  - $78 MM gain in other income
  - Lower trust and investment services income
- Operating lease income impacted by a $42 MM lease residual loss

(a) Non-GAAP measure

9

Noninterest Expense

Noninterest Expense

$ in millions up / (down)	2Q18	vs. 2Q17	vs. 1Q18
Personnel	$ 586	$ 33	$ (8)
Net occupancy	79	1	1
Computer processing	51	(4)	(1)
Business services, professional fees	51	6	10
Equipment	26	(1)	-
Operating lease expense	30	9	3
Marketing	26	(4)	1
FDIC assessment	21	-	-
Intangible asset amortization	25	3	(4)
OREO expense, net	-	(3)	(2)
Other expense	98	(42)	(13)
Total noninterest expense	$ 993	$ (2)	$ (13)
Notable items	27	(33)	27
Total noninterest expense, excluding notable items[a]	$ 966	$ 31	$ (40)

Notable items ($ MM)	2Q18	2Q17	1Q18
Efficiency-related expenses ($18 MM personnel / $4 MM nonpersonnel)	22	-	-
Sale of insurance business ($1 MM personnel / $4 MM nonpersonnel)	5	-	-
Merger-related charges ($31 MM personnel / $13 MM nonpersonnel)	-	44	-
Charitable contribution (other expense)	-	20	-
Purchase accounting finalization (other expense)	-	(4)	-
	$27	$60	-

vs. Prior Year

- Noninterest expense relatively stable
  - Excluding notable items up $31 MM, or 3%[a]
- Reflects acquisitions (Cain Brothers and HelloWallet) as well as the addition of client-facing roles and investment in our residential mortgage business
- Realization of merger cost savings and lower notable items offset growth from acquisitions and investments

vs. Prior Quarter

- Noninterest expense down $13 MM, or 1%
  - Excluding notable items down $40 MM, or 4%[a]
- Reported personnel expense down $8 MM, including $19 MM in 2Q18 from severance and the insurance sale → personnel down $27 MM excluding these items
  - Benefits expense down $23 MM

(a) Non-GAAP measure

10

Credit Quality Net Charge-offs & Provision for Credit Losses Allowance for Loan and Lease Losses $ in millions 2Q18 allowance for loan losses to $100 1.00% period-end loans of 1.01% $887 $900 $870 250% .80% $75 $66 $66 $64 $60 200% .60% $800 $50 150% 172% 163% .40% 100% $700 $25 .31% .27% .20% 50% $0 .00% $600 0% 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 NCOs Provision for credit NCOs to average loans Allowance for loan Allowance for loan and losses and lease losses lease losses to NPLs Nonperforming Loans (a) Acquired Loans $ in millions $ in millions $800 2.00% $100 $80 .60% $73 1.60% $600 $507 $545 $80 $72 $72 .50% .48% .40% 1.20% $60 $50 .45% $400 .40% .59% .62% .80% $40 .25% .20% $200 .40% $20 $0 .00% $0 .00% 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 2Q17 3Q17 4Q17 1Q18 2Q18 NPLs NPLs to period-end loans Allowance for Acquired loan allowance to acquired loans period-end acquired loans NCO = Net charge-off 11 (a) Nonperforming loan balances exclude $629 million and $835 million of purchased credit impaired loans at June 30, 2018, and June 30, 2017, respectively

Capital Common Equity Tier 1 (a) Highlights 12.00% ° Strong capital position with Common Equity Tier 1 ratio of 10.12% (a) at 6/30/18 9.91% 10.12% 10.00% ° Increased common share dividend by 14% (to $0.12 per quarter) and repurchased $126 MM (c) in common shares during 2Q18 8.00% 2018 Capital Plan 6.00% 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 ° Common share dividend increase: up 42%, from Tangible Common Equity to Tangible Assets (b) $0.12 to $0.17, in 3Q18 ° Common share repurchase authorization: up to 10.00% 8.56% 8.32% $1.225 billion 7.50% 5.00% 2.50% 0.00% 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 (a) 6/30/18 ratios are estimated (b) Non-GAAP measure: see Appendix for reconciliation 12 (c) Common share repurchase amount includes repurchases to offset issuances of common shares under our employee compensation plans

Outlook and Expectations FY 2018 Average Balance • Loans: average balances in the range of $88.5 B - $89.5 B Sheet • Deposits: average balances in the range of $104.5 B - $105.5 B Net Interest • Net interest income expected to be in the range of $3.95 B - $4.05 B Income (TE) • Outlook includes rate increase in November 2018 Noninterest Income • Expected to be in the range of $2.5 B - $2.6 B Noninterest • Expected to be in the range of $3.85 B - $3.95 B Expense • Net charge-offs to average loans below targeted range of 40 – 60 bps Credit Quality • Provision expected to slightly exceed net charge-offs to provide for loan growth Taxes • GAAP tax rate in the range of 17% - 18% Long-term Targets Positive operating Cash efficiency ratio: Moderate risk profile: ROTCE: Net charge-offs to avg. loans leverage 54%-56% targeted range of 40-60 bps 15-18% 13

Appendix 14

2Q18 Notable Items $ in millions Sale of Efficiency- Lease increase / (decrease) insurance related residual Total business expenses loss Net interest income - - - - Operating lease income and other leasing gains - - $ (42) $ (42) Other income $ 78 - - 78 Noninterest income $ 78 - $ (42) $ 36 Personnel expense $ 1 $ 18 - $ 19 Net occupancy - $ 3 - $ 3 Business services and professional fees $ 4 - - 4 Computer processing - - - - Marketing - - - - All other nonpersonnel - 1 - 1 Total nonpersonnel expense $ 4 $ 4 - $ 8 Total notable items (pre-tax) $ 73 $ (22) $ (42) $ 9 Total notable items (after-tax) $ 51 $ (17) $ (32) $ 2 15

Loan Portfolio Detail, at 6/30/18

Total Loans

$ in billions	6/30/18	% of total loans
Commercial and industrial	$ 44.6	51
Commercial real estate	15.9	18
Commercial lease financing	4.5	5
Total Commercial	$ 65.0	74
Residential mortgage	$ 5.5	6
Home equity	11.5	13
Consumer direct	1.8	2
Credit card	1.1	1
Consumer indirect	3.4	4
Total Consumer	$ 23.2	26

Commercial Loans

Diversified Portfolio by Industry

Total commercial loans:



Utilities
Agriculture
Automotive
Business Products
Business Services
Construction
Consumer Discretionary
Consumer Services
Equipment
Finance
Healthcare
Materials/ Extraction
Media
Oil & Gas
Other
Public Sector
Real Estate
Technology
Transportation

Home Equity

		Outstanding Balances		Average Loan Size		Average FICO	2008/ prior vintage
First lien	$	6,879	60 %	$	71,798	772	18 %
Second lien		4,640	40		46,324	769	32
Total home equity	$	11,519					



Variable
54%
Fixed
46%

- Combined weighted-average LTV at origination: 70%
- $560 million in lines outstanding (7% of the home equity lines) come to end of draw period by 2Q20

Commercial Real Estate

- Focused on relationships with CRE owners
- Aligned with targeted industry verticals
- Primarily commercial mortgage; selective approach to construction
- Criticized non-accruals: 0.3% of period-end balances[(a)]



Construction
Commercial mortgage
58%
89%
6/30/2008
6/30/2018

Tables may not foot due to rounding

(a) Loan and lease outstandings; excludes purchase credit impaired loans from the First Niagara acquisition

16

Investment Portfolio Average Total Investment Securities Highlights $ in billions ° Portfolio composed primarily of GNMA and GSE- $29.7 $30.0 $28.5 2.50% backed MBS and CMOs 2.22% 2.25% ‒ Primarily fixed rate $20.0 2.02% ‒ GNMA 46% of 2Q18 average balances 2.00% ° Portfolio used for funding and liquidity $10.0 1.75% management: ‒ Securities cash flows of $1.2 billion in 2Q18 $0.0 1.50% 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 – Reinvesting cash flows into High Quality Liquid Assets Average AFS securities Average yield (a) Average HTM securities ° Replaced cash flows at higher yields during 2Q18 Securities to Total Assets (b) − Yield on new investments ~125 bps higher than maturities 25% − Portfolio yield has increased 20 bps from 22% prior year and 35 bps from the post-FNFG 21% acquisition low in 4Q16 20% ° Portfolio average life of 4.9 years and duration of 4.2 years at 6/30/18 15% 10% 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 (a) Yield is calculated on the basis of amortized cost 17 (b) Includes end-of-period held-to-maturity and available-for-sale securities

Asset & Liability Management Positioning

The strength and diversity of our franchise positions Key to benefit from economic growth and a rising rate environment

Business and Balance Sheet Highlights

- Strong, low-cost deposit base
  - $73 B interest-bearing deposits at 61 bps
  - $31 B noninterest-bearing deposits
  - ~65% stable retail and low-cost escrow
  - > 85% from markets where Key maintains top-5 deposit or branch share
  - $88 MM deposits per branch, up 20% vs. pre-FNFG
  - Payments investments drive commercial deposit growth
- Relationship-oriented lending franchise
  - Distinctive commercial capabilities drive C&I loan growth and ~70% floating-rate loan mix
  - Recent investments in residential mortgage and auto lending enhance Key's growth trajectory and balance our ALM position
- Disciplined balance sheet management with recurring re-investment opportunities
  - $30 B securities portfolio is >99% government-guaranteed and generates ~$400 MM cash flows per month
  - Discretionary hedge activities (~$18.7 B) help moderate interest rate risk exposure while providing near-term earnings upside ($2.8 B swaps mature through 4Q18 at weighted-average receive rate of 1.10%)

Net Interest Income Sensitivities (FY18) ($MM)

(change vs. FY 2018 outlook)[a]



$1B additional loan growth
$12
5% lower beta
$7
$7
5% higher beta
$12
$1B less loan growth

- Modestly asset sensitive positioning[b]
  - NII impact of 1%-3% for a 200 bps increase over 12 months
    - Reflects a deposit repricing beta that ramps to ~55%
    - Each 25 bps increase in the Fed Funds rate results in NII benefit of ~$4-8MM per quarter

(a) Outlook and Expectations for FY 2018 is as described on page 13 of this presentation and assumes market forward interest rates as of December 2017 and deposit betas increasing modestly from recent levels.
(b) Simulation analysis for net interest income is described in Figure 31 of Key's 2017 Form 10-K

18

Credit Quality Trends Delinquencies to Period-end Total Loans Criticized Outstandings (a) to Period-end Total Loans Continuing operations Continuing operations .80% 6.0% .60% .49% 4.0% 3.5% 3.1% .40% .39% 2.0% .20% .12% .10% .00% .0% 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 30 – 89 days delinquent 90+ days delinquent Metric (b) 2Q18 1Q18 4Q17 3Q17 2Q17 Delinquencies to EOP total loans: 30-89 days .49 .35 .42 .38 .39 % Delinquencies to EOP total loans: 90+ days .12 .09 .10 .10 .10 NPLs to EOP portfolio loans (c) .62 .61 .58 .60 .59 NPAs to EOP portfolio loans + OREO + Other NPAs (c) .65 .65 .62 .64 .64 Allowance for loan losses to period-end loans 1.01 1.00 1.01 1.02 1.01 Allowance for loan losses to NPLs 162.8 162.8 174.4 170.2 171.6 (a) Loan and lease outstandings; excludes purchase credit impaired loans from the First Niagara acquisition (b) From continuing operations (c) Nonperforming loan balances exclude $629 million, $690 million, $738 million, $783 million, and $835 million of purchased credit impaired loans at June 30, 19 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs[b] / average loans (%)	Nonperforming loans[c]	Ending allowance[d]	Allowance / period-end loans[d] (%)	Allowance / NPLs (%)
	6/30/18	2Q18	2Q18	2Q18	6/30/18	6/30/18	6/30/18	6/30/18
Commercial and industrial[a]	$ 44,569	$ 45,030	$ 32	0.29%	$ 178	$ 542	1.22%	304.49%
Commercial real estate:								
Commercial Mortgage	14,162	14,055	1	.03	42	139	.98	330.95
Construction	1,736	1,789	-	-	2	28	1.61	N/M
Commercial lease financing[e]	4,509	4,550	4	.35	21	40	.89	190.48
Real estate – residential mortgage	5,452	5,451	-	-	55	10	.18	18.18
Home equity	11,519	11,601	3	.10	222	37	.32	16.67
Credit cards	1,094	1,080	10	3.71	2	46	4.20	N/M
Consumer direct loans	1,785	1,768	7	1.59	4	26	1.46	650.00
Consumer indirect loans	3,396	3,320	3	.36	19	19	.56	100.00
Continuing total	$ 88,222	$ 88,644	$ 60	.27%	$ 545	$ 887	1.01%	162.75%
Discontinued operations	1,194	1,217	2	.66	6	14	1.17	233.33
Consolidated total	$ 89,416	$ 89,861	$ 62	.28%	$ 551	$ 901	1.01%	163.52%

N/M = Not meaningful

(a) 6/30/18 ending loan balance includes $128 million of commercial credit card balances; average loan balance includes $126 million of assets from commercial credit cards
(b) Net loan charge-off amounts are annualized in calculation
(c) 6/30/18 NPL amount excludes $629 million of purchased credit impaired loans
(d) 6/30/18 allowance by portfolio is estimated
(e) Commercial lease financing includes receivables held as collateral for a secured borrowing of $16 million at June 30, 2018. Principal reductions are based on the cash payments received from these related receivables

20

GAAP to Non-GAAP Reconciliation

$ in millions	Three months ended 6/30/2018	3/31/2018	6/30/17
Average tangible common equity			
Average Key shareholders' equity (GAAP)	$ 15,032	$ 14,889	$ 15,200
Less: Intangible assets (average) [(a)]	2,883	2,916	2,756
Preferred Stock (average)	1,025	1,025	1,025
Average tangible common equity (non-GAAP)	$ 11,124	$ 10,948	$ 11,419
Return on average tangible common equity from continuing operations			
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$ 464	$ 402	$ 393
Average tangible common equity (non-GAAP)	11,124	10,948	11,419
Return on average tangible common equity from continuing operations (non- GAAP)	16.73%	14.89%	13.80%
Tangible common equity to tangible assets at period end			
Key shareholders' equity (GAAP)	$ 15,100	$ 14,944	$ 15,253
Less: Intangible assets [(a)]	2,858	2,902	2,866
Preferred Stock [(b)]	1,009	1,009	1,009
Tangible common equity (non-GAAP)	$ 11,233	$ 11,033	$ 11,378
Total assets (GAAP)	$ 137,792	$ 137,049	$ 135,824
Less: Intangible assets [(a)]	2,858	2,902	2,866
Tangible common equity to tangible assets ratio (non-GAAP)	$ 134,194	$ 134,147	$ 132,958
Tangible common equity to tangible assets ratio (non-GAAP)	8.32%	8.22%	8.56%
Cash efficiency ratio			
Noninterest expense (GAAP)	$ 993	$ 1,006	$ 995
Less: Intangible asset amortization	25	29	22
Adjusted noninterest expense (non-GAAP)	$ 968	$ 977	$ 973
Net interest income (GAAP)	$ 979	$ 944	$ 973
Plus: Taxable-equivalent adjustment	8	8	14
Noninterest income	660	601	653
Adjusted total taxable-equivalent revenue (non-GAAP)	$ 1,647	$ 1,553	$ 1,640
Cash efficiency ratio (non-GAAP)	58.8%	62.9%	59.3%
Noninterest income excluding notable items			
Noininterest income	$ 660	$ 601	$ 653
Less: Notable items[(c)]	36	-	61
Noninterest income excluding notable items (non-GAAP)	$ 624	$ 601	$ 592
Noninterest expense excluding notable items			
Noninterest expense (GAAP)	$ 993	$ 1,006	$ 995
Less: Notable items[(c)]	27	-	60
Noninterest expense excluding notable items (non-GAAP)	$ 966	$ 1,006	$ 935

(a) For the three months ended June 30, 2018, March 31, 2018, and June 30, 2017, intangible assets exclude $20 million, $23 million, and $33 million, respectively, of period-end purchased credit card receivables
(b) Net of capital surplus
(c) Notable item detail on slides 5 & 15

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